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                                                                    Exhibit 99.8

MILBERG WEISS BERSHAD
HYNES & LERACH LLP
WILLIAM S. LERACH (68581)
DARREN J. ROBBINS (168593)
401 B Street, Suite 1700
San Diego, CA  92101
Telephone: 619/231 1058
619/231-7423 (fax)

CAULEY, GELLER, BOWMAN
 & COATES, LLP
PAUL J. GELLER
One Boca Place, Suite 421A
2255 Glades Road
Boca Raton, FL  33431
Telephone: 561/750-3000
561/750-3364 (fax)

Attorneys for Plaintiff

           SUPERIOR COURT OF THE STATE OF CALIFORNIA
                     COUNTY OF LOS ANGELES

STEVEN HOLLAND, On Behalf of Himself and  )  Case No.__280478
All Others Similarly Situated,            )
                                          )  CLASS ACTION
                        Plaintiff,        )  ------------
                                          )
                                          )  COMPLAINT BASED UPON SELF-DEALING
  vs.                                     )  AND BREACH OF FIDUCIARY DUTY
                                          )
PURE RESOURCES, INC., JACK D. HIGHTOWER,  )
GEORGE G. STALEY, HERBERT C. WILLIAMSON,  )
III, TIMOTHY H. LING, DARRELL D.          )
CHESSUM, KEITH A. COVINGTON, GRAYDON H.   )
LAUGHBAUM, H.D. MAXWELL, UNOCAL           )
CORPORATION and DOES 1-25, inclusive,     )
                                          )
                Defendants.               )
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     Plaintiff, by his attorneys, alleges as follows:

                                SUMMARY OF ACTION

     1. This is a stockholder class action brought by plaintiff on behalf of the holders of Pure Resources, Inc. ("Pure Resources" or the "Company") common stock against Pure Resources and Unocal Corporation ("Unocal") together with certain of their directors arising out of their attempts to provide certain Pure Resources insiders and directors with preferential treatment in connection with their efforts to complete the sale of Pure Resources to Unocal Corporation (the "Acquisition"). This action seeks equitable relief only.

     2. In pursuing the unlawful plan to sell Pure Resources, each of the defendants violated applicable law by directly breaching and/or aiding the other defendants' breaches of their fiduciary duties of loyalty, due care, independence, good faith and fair dealing.

     3. In fact, instead of attempting to obtain the highest price reasonably available for Pure Resources for its shareholders, the individual defendants spent substantial effort tailoring the structural terms of the Acquisition to meet the specific needs of Unocal.

     4. In essence, the proposed Acquisition is the product of a hopelessly flawed process that was designed to ensure the sale of Pure Resources to one buying group and one buying group only, on terms preferential to Unocal and to subvert the interests of plaintiff and the other public stockholders of Pure Resources

                             JURISDICTION AND VENUE

     5. This Court has jurisdiction over the causes of action asserted herein pursuant to the California Constitution, Article VI, ss.10, because this case is a cause not given by statute to other trial courts.

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     6.  This Court has jurisdiction over defendants, including Ling and
Chessum, because they conduct business in California and/or are citizens of California. Unocal is based in El Segundo, California. This action is not removable.

     7. Venue is proper in this Court because the conduct at issue took place and had an effect in this County.

                                     PARTIES

     8. Plaintiff Steven Holland is, and at all times relevant hereto was, a shareholder of Pure Resources.

     9. Defendant Pure Resources is a Delaware corporation. The Company is an independent energy company engaged in the exploitation, development, exploration and acquisition of oil and gas properties located in Texas, New Mexico, Colorado, Mississippi, Alabama and Florida.

     10. Defendant Unocal is a Delaware corporation. Unocal is an independent oil and gas exploration and production company, with principal operations in North American and Asia. Unocal is also a producer of geothermal energy and a provider of electrical power in Asia. Other activities include ownership in proprietary and common carrier pipelines, natural gas storage facilities and the marketing and trading of hydrocarbon commodities.

     11. Defendant Jack D. Hightower ("Hightower") is the Chairman, President, CEO and a director of the Company. Hightower is also the former president of Titan, a former subsidiary of Unocal.

     12. Defendant George G. Staley ("Staley") is the Executive Vice President of Exploration and a director of the Company, as well as Titan, one of Unocal's former subsidiaries.

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     13. Defendant Herbert C. Williamson, III ("Williamson") is a director of the Company. Williamson was also a director at one of Unocal's subsidiaries.

     14. Defendant Timothy H. Ling ("Ling") is a director of the Company. Ling is also the President and Chief Operating Officer of Unocal.

     15. Defendant Darrell D. Chessum ("Chessum") is a director of the Company. Chessum is also the treasurer of Unocal.

     16. Defendant Keith A. Covington ("Covington") is a director of the
Company.

     17. Defendant Graydon H. Laughbaum ("Laughbaum") is a director of the Company. Laughbaum is also an advisor to Unocal.

     18. Director H.D. Maxwell ("Maxwell") is a director of the Company.

     19. The defendants named above in P.P. 11-18 are sometimes collectively referred to herein as the "Individual Defendants."

     20. The true names and capacities of defendants sued herein under California Code of Civil Procedure ss.474 as Docs 1 through 25, inclusive, are presently not known to plaintiff, who therefore sues these defendants by such fictitious names. Plaintiff will seek to amend this Complaint and include these Doe defendants' true names and capacities when they are ascertained. Each of the fictitiously named defendants is responsible in some manner for the conduct alleged herein and for the injuries suffered by the Class.

                          DEFENDANTS' FIDUCIARY DUTIES

     21. In accordance with their duties of loyalty, care and good faith, the defendants, as directors and/or officers of Pure Resources, are obligated to refrain from:

     (a) participating in any transaction where the directors' or officers' loyalties are divided;

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     (b) participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

     (c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

     22. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the sale of Pure Resources, violated the fiduciary duties owed to plaintiff and the other public shareholders of Pure Resources, including their duties of loyalty, good faith and independence, insofar as they stood on both sides of the transaction and engaged in self-dealing and obtained for themselves personal benefits, including personal financial benefits not shared equally by plaintiff or the Class.

     23. Because the Individual Defendants have breached their duties of loyalty, good faith and independence in connection with the sale of Pure Resource, the burden of proving the inherent or entire fairness of the Acquisition, including all aspects of its negotiation and structure, is placed upon the Individual Defendants as a matter of law.

                            CLASS ACTION ALLEGATIONS

     24. Plaintiff brings this action on his own behalf and as a class action pursuant to California Code of Civil Procedures ss.382 on behalf of all holders of Pure Resources stock who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendant.

     25. This action is properly maintainable as a class action.

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     26. The Class is so numerous that joinder of all members is impracticable.
According to Pure Resources' Securities and Exchange Commission ("SEC") filings, there were more than 50 million shares of Pure Resources common stock outstanding.

     27. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

     (a) whether defendants have breached their fiduciary duties of undivided loyalty, independence or due care with respect to plaintiff and the other members of the Class in connection with the Acquisition;

     (b) whether the Individual Defendants are engaging in self-dealing in connection with the Acquisition;

     (c) whether the Individual Defendants are unjustly enriching themselves and other insiders or affiliates or Pure Resources;

     (d) whether defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Acquisition, including the duties of good faith, diligence, honesty and fair dealing;

     (e) whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other offers for the Company or its assets; and

     (f) whether plaintiff and the other members of the Class would suffer irreparable injury were the transactions complained of herein consummated.

     28. Plaintiff's claim are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class.

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     29. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature and will fairly and adequately protect the interests of the Class.

     30. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.

     31. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

     32. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

     33. Prior to the announcement of the proposed acquisition, defendants Hightower, Staley and Unocal entered into an agreement whereby Hightower and Staley will receive millions of dollars in side payments once Unocal (through its subsidiaries) acquires more than 85% of the Company's shares.

                     BACKGROUND TO THE PROPOSED ACQUISITION

     34. On August 20, 2002, Unocal made an all-stock offer to acquire the 35% of Pure Resources it does not already own. Unocal issued a press release entitled, "Unocal Announces Offer to Acquire Outstanding Stock of Pure Resources." The press release stated in part:

         Unocal Corporation today said its board of directors has approved plans for its subsidiary, Union Oil Company of California, to make an offer to the stockholders of Pure Resources, Inc. to acquire all of the outstanding shares of common stock of Pure that Unocal does not already own.

         Pure stockholders will be offered 0.6527 shares of Unocal common stock, in an exchange designed to be tax-free, for each outstanding share of Pure's

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      common stock they own. Unocal would issue approximately 12 million shares to complete the transaction.

            Unocal, through its subsidiary Union Oil of California, currently owns approximately 65 percent of Pure's common stock. Based on the $34.09 closing price of Unocal's shares on Aug. 20, 2002, the offer represents a value of approximately $22.25 per share of Pure common stock and a 27-percent premium to the closing price of Pure common stock on that date.

            Unocal expects to file offering materials with the Securities and Exchange Commission and to commence its exchange offer on or about Sept. 5, 2002. Unocal's offer will be subject to the condition that it holds at least 90 percent of the outstanding shares of Pure common stock at the completion of the exchange offer and other customary conditions.

            Following successful completion of the exchange offer, Unocal will effect a short-form merger of Pure with a subsidiary of Unocal in which Pure shares held by the remaining public stockholders will be converted into the same consideration paid in the exchange offer, except for those stockholders who exercise appraisal rights.

      About Unocal Corporation

            Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's oil and gas activities are in North America, Asia, Latin America, and the North Sea. Unocal is one of the world's largest producers of geothermal energy with operations in the Philippines and Indonesia.

                                  SELF-DEALING

      35. By reason of their positions with Pure Resources, the Individual Defendants are in possession of non-public information concerning the financial condition and prospects of Pure Resources, and especially the true value and expected increased future value of Pure Resources and its assets, which they have not disclosed to Pure Resources' public stockholders. Moreover, despite their duty to maximize shareholder value, the defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of Pure Resources' public shareholders.

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     36. The self-dealing, conflicts of interest and conduct harmful to the interests of the shareholders result from at least the following:

     (a) The $22.25 price offered to the public shareholders is inadequate; and

     (b) It is in Unocal's interest to buy the public's shares at the lowest possible price, $22.25. The realizable value from growth and a recovery of the Company's historic performance is far in excess of $22.25 per share. The $22.25 per share price does not reflect this fact.

     37. The proposed sale is wrongful, unfair and harmful to Pure Resources' public stockholders, and represents an effort by defendants to aggrandize their own financial position and interests at the expense of and to the detriment of Class members. The Acquisition is an attempt to deny plaintiff and the other members of the Class their rights while usurping the same for the benefit of Unocal on unfair terms.

     38. The price of $22.25 per share which Unocal proposes to pay to Class members is grossly unfair and inadequate because, among other things, the defendants timed the announcement of the Acquisition to place an artificial cap on the price for Pure Resources stock to enable them to acquire the stock at the lowest possible price.

     39. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

     - Stop the distribution of the side payments to Hightower and Staley.

     - Withdraw their consent to the sale of Unocal and allow the shares to trade freely--without impediments.

     - Act independently so that the interests of Pure Resources' public stockholders will be protected, including, but not limited to, the retention of truly independent advisors and/or the appointment of a truly independent Special Committee.

     - Adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value or, if such

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       conflicts exist, to ensure that all conflicts be resolved in the best interest of Pure Resources' public stockholders.

     40. The Individual Defendants have also approved the Acquisition so that it transfers 100% of Pure Resources' revenues and profits to Unocal, and thus all of Pure Resources' operations will now accrue to the benefit of Unocal.

                              FIRST CAUSE OF ACTION

           CLAIM FOR BREACH OF FIDUCIARY DUTIES AGAINST ALL DEFENDANTS

     41. Plaintiff repeats and realleges each allegation set forth herein.

     42. The defendants have violated fiduciary duties of care, loyalty, candor and independence owed under Delaware law to the public shareholders of Pure Resources and have acted to put their personal interest ahead of the interest of Pure Resources' shareholders.

     43. By the acts, transactions and courses of conduct alleged herein, defendants, individually and acting as a part of a common plan, are attempting to advance their interests at the expense of plaintiff and other members of the Class.

     44. The Individual Defendants have violated their fiduciary duties by entering into a transaction with Unocal without regard to the fairness of the transaction to Pure Resources' shareholders. Defendant Pure Resources directly breached and/or aided and abetted the other defendants' breaches of fiduciary duties owed to plaintiff and the other holders of Pure Resources stock. Defendant Unocal has abused its power and dominance over the Board and Company.

     45. As demonstrated by the allegations above, the Individual Defendants and Unocal failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of Pure Resources because, among other reasons:

     (a) they failed to properly value Pure Resources; and

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     (b) they ignored or did not protect against the numerous conflicts of interest resulting from their own interrelationships or connection with the Acquisition.

     46. Because the Individual Defendants dominate and control the business and corporate affairs of Pure Resources, and are in possession of private corporate information concerning Pure Resources' assets, business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of Pure Resources which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits.

     47. By reason of the foreign acts, practices and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class.

     48. As a result of the actions of defendants, plaintiff and the Class will suffer irreparable injury as a result of defendants' self dealing.

     49. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the proposed Acquisition which will exclude the Class from its fair share of Pure Resources' valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

     50. Defendants are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the members of the Class.

     51. Unless the proposed Acquisition is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class, will not

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engage in arm's-length negotiations on the Acquisition terms, and will not supply to Pure Resources' minority stockholders sufficient information to enable them to cast informed votes on the proposed Acquisition and may consummate the proposed Acquisition, all to the irreparable harm of the members of the Class.

     52. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court's equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury which defendants' actions threaten to inflict.

                             SECOND CAUSE OF ACTION

 AIDING AND ABETTING BREACH OF FIDUCIARY DUTY AGAINST UNOCAL AND PURE RESOURCES

     53. Plaintiff repeats and realleges each allegation set forth above.

     54. Unocal and Pure Resources actively aided and abetted the Individual Defendants' breaches of their fiduciary duties owed to plaintiff and the Class by knowingly participating in the Individual Defendants' breaches of their duties of loyalty, good faith, candor and independence. Unocal and Pure Resources aided the Individual Defendants in connection with the unlawful activities complained of herein which unreasonably limited the conduct of the Individual Defendants all of which has harmed Pure Resources shareholders. As a result of the conduct alleged herein, Unocal and Pure Resources benefited financially.

                                PRAYER FOR RELIEF

     WHEREFORE, plaintiff demands preliminary and permanent injunctive relief in his favor and in favor of the Class and against defendants as follows:

     A. Declaring that this action is properly maintainable as a class action;

     B. Declaring and decreeing that the Acquisition agreement was entered into in breach of the fiduciary duties of the defendants and is therefore unlawful and unenforceable;

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     C. Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Acquisition, unless and until the Company adopts and implements a procedure or process to obtain the highest possible price for shareholders;

     D. Directing the Individual Defendants and Unocal to exercise their fiduciary duties to obtain a transaction which is in the best interests of Pure Resources' shareholders;

     E. Rescinding, to the extent already implemented, the Acquisition or any of the terms thereof;

     F. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and

     G. Granting such other and further equitable relief as this Court may deem just and proper.


DATED: August 27, 2002         MILBERG WEISS BERSHAD
                       HYNES & LERACH LLP
                      WILLIAM S. LERACH
                      DARREN J. ROBBINS

                      /s/ Darren J. Robbins by JSB in
                      -------------------------------
                      authorization
                      -------------

                             DARREN J. ROBBINS

                      401 B Street, Suite 1700
                      San Diego, CA 92101
                      Telephone: 619/231 1058
                      619/231-7423 (fax)

                      CAULEY, GELLER, BOWMAN
                       & COATES, LLP
                      PAUL J. GELLER
                      One Boca Place, Suite 421A
                      2255 Glades Road
                      Boca Raton, FL  33431
                      Telephone: 561/750-3000
                      561/750-3364 (fax)

                      Attorneys for Plaintiff

                                      -12-